                             LETTER OF TRANSMITTAL
                        To Tender Shares of Common Stock
                                      of
                              ENVIRITE CORPORATION
                    PURSUANT TO THE OFFER TO PURCHASE UP TO
                   $9,500,000 OF ITS OUTSTANDING COMMON STOCK

--------------------------------------------------------------------------------
         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, PHILADELPHIA TIME, ON WEDNESDAY, JANUARY 31, 1996, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------



                            TO: ENVIRITE CORPORATION

By Hand, Mail or Overnight Courier:                   By Facsimile Transmission:
      Envirite Corporation                                  (610) 828-8892
     620 West Germantown Pike                           Confirm by Telephone:
 Plymouth Meeting Executive Campus                         (610) 828-8655
    Plymouth Meeting, PA  19462

  DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  THE INSTRUCTIONS SET FORTH IN THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

  This Letter of Transmittal is to be used if certificates are to be forwarded herewith. Shareholders whose certificates for Shares are not immediately available or who cannot deliver either the certificates for their Shares or all other documents required hereby to the Company prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) must tender their Shares in accordance with the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase. See Instruction 2.

[ ] CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE COMPANY AND COMPLETE THE
     FOLLOWING:

  Name(s) of Registered Owner(s)
                                 --------------------------------------------

  Date of Execution of Notice of Guaranteed Delivery
                                                      -----------------------

  Name of Institution Which Guaranteed Delivery
                                                 ----------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                  DESCRIPTION OF SHARES TENDERED
---------------------------------------------------|-------------------------------------------------------------------------------
Name(s) and Address(es) of Registered Holder(s)    |                            Certificates Tendered
          (Please fill in, if blank)               |                  (Attach additional signed list if necessary)
                                                   |
---------------------------------------------------|-------------------------|-----------------------------|-----------------------
                                                   |                         |        Total Number         |
                                                   |                         |          of Shares          |
                                                   |       Certificate       |       Represented by        |   Number of Shares
                                                   |        Number(s)        |       Certificate(s)        |       Tendered*
---------------------------------------------------|-------------------------|-----------------------------|-----------------------
---------------------------------------------------|-------------------------|-----------------------------|-----------------------
---------------------------------------------------|-------------------------|-----------------------------|-----------------------
---------------------------------------------------|-------------------------|-----------------------------|-----------------------
---------------------------------------------------|-------------------------|-----------------------------|-----------------------
---------------------------------------------------|-------------------------|-----------------------------|-----------------------
---------------------------------------------------|-------------------------|-----------------------------|-----------------------

                                 Total Shares

* Unless otherwise indicated, it will be assumed that all Shares evidenced by any certificate(s) delivered to the Company are being tendered. See Instruction 4.

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW.
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

     Envirite Corporation:

       The undersigned hereby tenders to Envirite Corporation, a Pennsylvania corporation (the "Company"), the above-described shares of common stock, par value $1.00 per share (the "Shares"), of the Company pursuant to the Company's offer to purchase up to $9,500,000 of its outstanding Shares in accordance with the terms and conditions of the Company's Offer to Purchase (the "Offer to Purchase"), and this Letter of Transmittal (which, together with any amendments or supplements thereto or hereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged.

       Upon the terms of the Offer, subject to, and effective upon, acceptance for payment of, and payment for, the Shares tendered herewith in accordance with the terms of the Offer (including, if the Offer is extended or amended, the terms or conditions of any such extension or amendment), the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to all the Shares that are being tendered hereby.

       The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the tendered Shares, and, when the same are accepted for payment by the Company, the Company will acquire good title thereto, free and clear of all liens, restrictions, claims and encumbrances. The undersigned will, upon request, execute any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer of the tendered Shares.

       All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

       The undersigned understands that the valid tender of Shares pursuant to the procedures described in Section 2 of the Offer to Purchase and in the Instructions hereto will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer.

       Unless otherwise indicated herein under "Special Payment Instructions", please issue the check for the purchase price and/or return any certificates for Shares not tendered or accepted for payment in the name(s) of the registered holder(s) appearing under "Description of Shares Tendered". Similarly, unless otherwise indicated under "Special Delivery Instructions", please mail the check for the purchase price and/or return any certificates for Shares not tendered or accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under "Description of Shares Tendered". In the event that both the Special Delivery Instructions and the Special Payment Instructions are completed, please issue the check for the purchase price and/or return any certificates for Shares not tendered or accepted for payment (and any accompanying documents, as appropriate) in the name of, and deliver such check and/or return such certificates (and any accompanying documents, as appropriate) to the person or persons so indicated. The undersigned recognizes that the Company has no obligation pursuant to the Special Payment Instructions to transfer any Shares from the name of the registered holder thereof if the Company does not accept for payment any of the Shares so tendered.

                         SPECIAL PAYMENT INSTRUCTIONS
                       (SEE INSTRUCTIONS 1, 5, 6 AND 7)

  To be completed ONLY if the certificate for Shares not tendered or not accepted for payment and/or the check for the purchase price of Shares accepted for payment are to be issued in the name of someone other than the undersigned.

               Issue and deliver certificate(s) and/or check to:

Name____________________________________________________________________________
                             (Please Type or Print)

Address_________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                                                              (Include Zip Code)

________________________________________________________________________________
              (Taxpayer Identification or Social Security Number)

                         SPECIAL DELIVERY INSTRUCTIONS
                        (SEE INSTRUCTIONS 1, 5, 6 AND 7)

  To be completed ONLY if the certificate for Shares not tendered or not accepted for payment and/or the check for the purchase price of Shares accepted for payment are to be sent to someone other than the undersigned or to the undersigned at an address other than that indicated above.


                      Mail check and/or certificate(s) to:

Name____________________________________________________________________________
                             (Please Type or Print)

Address_________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                                                              (Include Zip Code)

________________________________________________________________________________
              (Taxpayer Identification or Social Security Number)

                                   SIGN HERE
                   (ALSO COMPLETE SUBSTITUTE FORM W-9 BELOW)


________________________________________________________________________________

________________________________________________________________________________
                       (Signature(s) of Shareholder(s))
     Dated:           , 1996

     (Must be signed by registered holder(s) exactly as name(s) appear(s) on the certificate(s) for the Shares or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please provide the following information and see Instruction 5).

     Name(s):___________________________________________________________________
                             (Please Type or Print)

     Capacity (full title):_____________________________________________________

     Address:___________________________________________________________________

             ___________________________________________________________________
                                                              (Include Zip Code)
     Area Code and Tel. No.:_______________________

     Tax Identification or Social Security No.:_________________________________
                                             (Also complete Substitute Form W-9)

                           GUARANTEE OF SIGNATURE(S)
                    (IF REQUIRED--SEE INSTRUCTIONS 1 AND 5)

     Authorized Signature:______________________________________________________

     Name:______________________________________________________________________
                             (Please Type or Print)

     Name of Firm:______________________________________________________________

     Address:___________________________________________________________________

             ___________________________________________________________________
                                                              (Include Zip Code)

     Area Code and Tel. No.:_________________

     Dated:_____________________, 1996

                                  INSTRUCTIONS
             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

  1. GUARANTEE OF SIGNATURE. No signature guarantee is required on this Letter of Transmittal (a) if this Letter of Transmittal is signed by the registered holder(s) of Shares tendered herewith, unless such holder(s) has completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Payment Instructions" on the reverse hereof, or (b) if such Shares are tendered for the account of a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States or by any other "eligible guarantor institution", as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5.

  2. REQUIREMENTS OF TENDER. This Letter of Transmittal is to be completed by Shareholders if certificates are to be forwarded herewith. For a Shareholder validly to tender Shares pursuant to the Offer, either (a) a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other required documents, must be received by the Company at its address set forth herein prior to the Expiration Date and certificates for tendered Shares must be received by the Company at such address prior to the Expiration Date or (b) the tendering Shareholder must comply with the guaranteed delivery procedures set forth below and in Section 2 of the Offer to Purchase.

  Shareholders whose certificates for Shares are not immediately available or who cannot deliver their certificates and all other required documents to the Company prior to the Expiration Date may tender their Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

  Pursuant to such procedures, (a) such tender must be made by or through an Eligible Institution, (b) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Company must be received by the Company prior to the Expiration Date and (c) the certificates for all physically delivered Shares, as well as a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees and any other documents required by this Letter of Transmittal, must be received by the Company within eight business days after the date of execution of the Notice of Guaranteed Delivery.

  THE METHOD OF DELIVERY OF SHARES, THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

  No alternative, conditional or contingent tenders will be accepted and no fractional Shares will be purchased. All tendering Shareholders, by execution of this Letter of Transmittal (or facsimile thereof), waive any right to receive any notice of the acceptance of their Shares for payment.

  3. INADEQUATE SPACE. If the space provided herein is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate schedule attached hereto.

  4. PARTIAL TENDERS. If fewer than all the Shares evidenced by any certificate submitted are to be tendered, fill in the number of Shares that are to be tendered in the box entitled "Number of Shares Tendered". In any such case, new certificate(s) for the remainder of the Shares that were evidenced by the old certificate(s) will be sent to the registered holder, unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the expiration of the Offer. All Shares represented by certificates delivered to the Company will be deemed to have been tendered unless otherwise indicated.

  5. SIGNATURES ON LETTERS OF TRANSMITTAL; STOCK POWERS AND ENDORSEMENTS. If this Letter of Transmittal is signed by the registered holder of the Shares tendered hereby, the signature must correspond with the name as written on the face of the certificate(s) without any change whatsoever.

  If any of the Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

  If any tendered Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

  If this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Company of their authority so to act must be submitted.

  When this Letter of Transmittal is signed by the registered holder(s) of the Shares listed and transmitted hereby, no endorsements of certificates or separate stock powers are required unless payment is to be made to or certificates for Shares not tendered or accepted for payment are to be issued to a person other than the registered holder(s). Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution.

  If this Letter of Transmittal is signed by a person other than the registered holder(s) of certificates listed, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates. Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution.

  6. STOCK TRANSFER TAXES. The Company will pay any stock transfer taxes with respect to the transfer and sale of Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price is to be made to, or if certificates for Shares not tendered or accepted for payment are to be registered in the name of, any persons other than the registered holder(s), or if tendered certificates are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s) or such person) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

  EXCEPT AS PROVIDED IN THIS INSTRUCTION 6, IT WILL NOT BE NECESSARY FOR TRANSFER TAX STAMPS TO BE AFFIXED TO THE CERTIFICATES LISTED IN THIS LETTER OF TRANSMITTAL.

  7. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If a check is to be issued in the name of, and/or certificates for Shares not tendered or not accepted for payment are to be returned to, a person other than the signer of this Letter of Transmittal or if a check is to be sent and/or such certificates are to be returned to a person other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed.

  8. WAIVER OF CONDITIONS. Subject to the terms of the Offer, the Company reserves the absolute right in its sole discretion to waive any of the specified conditions of the Offer, in whole or in part, in the case of any Shares tendered.

  9. 31% BACKUP WITHHOLDING. Under U.S. Federal income tax law, a Shareholder whose tendered Shares are accepted for payment is required to provide the Company with such Shareholder's correct taxpayer identification number ("TIN") on Substitute Form W-9 below. If the Company is not provided with the correct TIN, the Internal Revenue Service may subject the Shareholder or other payee to a $50 penalty. In addition, payments that are made to such Shareholder or other payee with respect to Shares purchased pursuant to the Offer may be subject to 31% backup withholding.

  Certain Shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, the Shareholder must submit a Form W-8, signed under penalties of perjury, attesting to that individual's exempt status. A Form W-8 can be obtained from the Company. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for more instructions.

  If backup withholding applies, the Company is required to withhold 31% of any such payments made to the Shareholder or other payee. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld, provided that the required information is given to the Internal Revenue Service. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

  The box in Part 3 of the Substitute Form W-9 may be checked if the tendering Shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked, the Shareholder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number below in order to avoid backup withholding. Notwithstanding that the box in Part 3 is checked and the Certificate of Awaiting Taxpayer Identification Number is completed, the Company will withhold 31% on all payments made prior to the time a properly certified TIN is provided to the Company. However, such amounts will be refunded to such Shareholder if a TIN is provided to the Company within 60 days.

  The Shareholder is required to give the Company the TIN (e.g., social security number or employer identification number) of the record owner of the Shares or of the last transferee appearing on the transfers attached to, or endorsed on, the Shares. If the Shares are in more than one name or are not in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

  10. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Requests for additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 should be directed to the Company at its address set forth herein. Questions or requests for assistance may be directed to the Company.

  IMPORTANT: THIS LETTER OF TRANSMITTAL OR A FACSIMILE COPY THEREOF (TOGETHER WITH CERTIFICATES FOR TENDERED SHARES WITH ANY REQUIRED SIGNATURE GUARANTEES AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE COMPANY, OR THE NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE COMPANY, PRIOR TO THE EXPIRATION DATE.

NOTE: IF YOU HAVE COMPLETED THE SPECIAL PAYMENT INSTRUCTIONS BOX, YOU MUST PROVIDE A SUBSTITUTE FORM W-9 FOR ALL PAYEES.

--------------------------------------------------------------------------------------------------------------------------
                                             PAYER'S NAME:  ENVIRITE CORPORATION
-----------------------------------------------------------------------------------------------------------------------

SUBSTITUTE                             PART 1--PLEASE PROVIDE YOUR TIN
FORM W-9                               IN THE BOX AT RIGHT AND CERTIFY             ________________________
                                       BY SIGNING AND DATING BELOW                 Social Security Number(s)
                                                                               or
                                                                                   Employer Identification Number
                                      ---------------------------------------------------------------------------------

DEPARTMENT OF THE TREASURY            PART 2--CERTIFICATES-UNDER PENALTIES OF PERJURY, I CERTIFY THAT:
INTERNAL REVENUE SERVICE              (1)  The number shown on this form is my correct taxpayer
                                           identification number (or I am waiting for a number to be issued for me), and
PAYER'S REQUEST FOR                   (2)  I am not subject to backup withholding because: (a) I am
TAXPAYER IDENTIFICATION                    exempt from backup withholding, or (b) I have not been notified by
NUMBER ("TIN")                             the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

                                      CERTIFICATION INSTRUCTIONS--YOU MUST CROSS OUT ITEM (2) ABOVE IF
                                      YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE CURRENTLY SUBJECT
                                      TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR
                                      DIVIDENDS ON YOUR TAX RETURN.
                                 --------------------------------------------------------------------------------------

                                 SIGNATURE___________________________________  DATE______________  Part 3--Awaiting TIN
                                                                                                 [ ]

NOTE:  FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING
       OF 31% OF ANY CASH PAYMENTS MADE TO YOU WITH RESPECT TO SHARES PURCHASED IN
       THE OFFER.  PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF
       TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL
       DETAILS.

  YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3
  OF THE SUBSTITUTE FORM W-9.

-----------------------------------------------------------------------------------------------------------------------
                           CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

                  I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (i) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate
                  Internal Revenue Service Center or Social Security Administration Office or
                  (ii) I intend to mail or deliver an application in the near future.  I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all payments that I am otherwise entitled to receive will be withheld, but that such amounts will be refunded to me if I then provide a Taxpayer Identification Number within sixty (60) days.
-----------------------------------------------------------------------------------------------------------------------

                  Signature______________________________________  Date______________________


            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.-- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.


------------------------------------------------------------------  ----------------------------------------------------------------
                                   GIVE THE                                                             GIVE THE EMPLOYER
                                   SOCIAL SECURITY                                                      IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:          NUMBER OF--                      FOR THIS TYPE OF ACCOUNT:           NUMBER OF--
------------------------------------------------------------------  ----------------------------------------------------------------
1.  An individual's account        The individual                   8.  Sole proprietorship             The Owner/4/
                                                                        account

2.  Two or more individuals        The actual owner of the account  9.  A valid trust, estate, or       Legal entity (Do not furnish
    (joint account)                or, if combined funds, any one       pension trust                   the identifying number of
                                   of the individuals/1/                                                the personal representative
                                                                                                        or trustee unless the
                                                                                                        legal entity itself is not
                                                                                                        designated in the account
                                                                                                        title.)/5/

3.  Husband and wife (joint        The actual owner of the account  10.  Corporate account              The corporation
    account)                       or, if joint funds, either
                                   person/1/

4.  Custodian account of a         The minor/2/                     11.  Religious, charitable,         The organization
    minor (Uniform Gift to Minors                                        or educational organization
    Act)                                                                 account

5.  Adult and minor (joint         The adult or, if the minor is    12.  Partnership account held       The partnership
    account)                       the only contributor, the             in the name of the business
                                   minor/1/

6.  Account in the name of         The ward, minor, or incompetent  13.  Association, club, or          The organization
    guardian or committee for a    person/3/                             other tax-exempt organization
    designated ward, minor, or
    incompetent person

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9


7a.  The usual revocable             The grantor-trustee/1/          14.  A broker or registered       The broker or nominee
     savings trust account (grantor                                       nominee
     is also trustee)

 b.  So-called trust account         The actual owner/1/             15.  Account with Department      The public entity
     that is not a legal or valid                                         of Agriculture in the name
     trust under State law                                                a public entity (such
                                                                          as a State or local
                                                                          government,school
                                                                          district, or prison) that
                                                                          receives agricultural
                                                                          program payments
---------------------------------------------------------            ---------------------------------------------------------

/1/ List first and circle the name of the person whose number you furnish. /2/ Circle the minor's name and furnish the minor's social security number.
/3/ Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
/4/  Show the name of the owner.
/5/ List first and circle the name of the legal trust, estate, or pension trust.

     NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:
       . A corporation
       . A financial institution
       . An organization exempt from tax under section 501(a) or an individual retirement plan
       . The United States or any agency or instrumentality thereof
       . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof
       . A foreign government, a political subdivision of a foreign government, or agency or instrumentality thereof
       . An international organization or any agency, or instrumentality thereof . A registered dealer in security or commodities registered in the U.S.
         or a possession of the U.S.
       . A real estate investment trust
       . A common trust fund operated by a bank under section 584(a)
       . An exempt charitable remainder trust or a non-profit trust described in section 4947(a)(1)
       . An entity registered at all times under the Investment Company Act of
         1940
       . A foreign central bank of issue

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
       . Payments to nonresident aliens subject to withholding under Section
         1441
       . Payments to partnership not engaged in a trade or business in the U.S.
         and which have at least one nonresident partner
       . Payments of patronage dividends where the amount received is not paid in money
       . Payments made by certain foreign organizations
       . Payments made to a nominee

Payments of interest not generally subject to backup withholding include the following:
       . Payment of interest on obligations issued by individuals

Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
       . Payments of tax-exempt interest (including exempt-interest dividends under section 852)
       . Payments described in section 6049(b)(5) to non-resident aliens
       . Payments on tax-free covenant bonds under section 1451
       . Payments made by certain foreign organizations
       . Payments made to a nominee


Exempt payee described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.


Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.


FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

                                     INDEX


                                        Page No.
                                        --------

   UNAUDITED FINANCIAL STATEMENTS

  Consolidated Condensed Balance
   Sheets, September 30, 1995 and         A-2
   December 31, 1994


  Consolidated Condensed Statements
   of Income for the three months and     A-4
   nine months ended September 30,
   1995 and October 1, 1994


  Consolidated Condensed Statements
   of Cash Flows for the nine months      A-5
   ended September 30, 1995 and
   October 1, 1994


 Notes to Consolidated Condensed          A-6
  Financial Statements

ENVIRITE CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

                                                 September 30,  December 31,
                                                     1995          1994
                                                 ------------   ------------
                                                 (unaudited)
ASSETS

Current assets:
  Cash and cash equivalents                      $  3,012,000   $  1,827,000
  Accounts receivable, net of allowances for
   doubtful accounts of $451,000 and $450,000
   in 1995 and 1994, respectively                   5,325,000      8,542,000
  Prepaid expenses                                    896,000        851,000
  Deferred income tax benefit                         448,000        448,000
  Other                                               215,000        261,000
  Discontinued operations                          14,895,000      4,246,000
                                                 ------------   ------------
Total current assets                               24,791,000     16,175,000

Property, plant, and equipment, at cost:
  Land                                              3,339,000      3,299,000
  Buildings                                         8,137,000      8,135,000
  Machinery and equipment                          20,534,000     20,046,000
                                                 ------------   ------------
                                                   32,010,000     31,480,000

  Less accumulated depreciation                   (19,964,000)   (18,795,000)
                                                 ------------   ------------
Net property, plant, and equipment                 12,046,000     12,685,000

Deferred income tax benefit                           492,000        492,000

Other assets                                          786,000      1,810,000

Discontinued operations                                    --     24,873,000

-----------------------------------------------------------------------------
                                                 $ 38,115,000   $ 56,035,000
                                                 ============   ============


                            See accompanying notes.

                                                   September 30,   December 31,
                                                       1995            1994
                                                   --------------  -------------
                                                    (unaudited)
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Notes payable                                      $   354,000    $   225,000
  Current portion of long-term debt                    4,020,000      4,486,000
  Accounts payable                                     2,863,000      4,212,000
  Income taxes payable                                   676,000        231,000
  Waste fees payable                                     316,000        691,000
  Accrued compensation                                 1,122,000      1,325,000
  Remediation liability                                   41,000        645,000
  Accrued interest                                       461,000        669,000
  Accrued liabilities                                  2,466,000      2,023,000
                                                     -----------    -----------
Total current liabilities                             12,319,000     14,507,000



Long-term debt                                         1,162,000     19,530,000
Convertible subordinated debentures                    8,000,000      8,000,000
Remediation liability                                  1,271,000      1,331,000
Deferred income taxes                                  1,786,000              -
Other liabilities                                        296,000        296,000



Shareholders' equity
  Common stock, $1 par value; 10,000,000 shares
   authorized; 4,272,000 shares issued                 4,272,000      4,272,000
  Additional paid-in capital                           9,297,000      9,296,000
  Retained earnings                                      446,000       (463,000)
  Less 152,629 shares held in treasury, at cost         (734,000)      (734,000)
                                                     -----------    -----------
Total shareholders' equity                            13,281,000     12,371,000
                                                     -----------    -----------
                                                     $38,115,000    $56,035,000
                                                     ===========    ===========




                            See accompanying notes.

ENVIRITE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(unaudited)

                                                Three Months                   Nine Months
                                                   Ended                          Ended
                                         ---------------------------    ---------------------------
                                         September 30,    October 1,    September 30,     October 1,
                                              1995            1994          1995            1994
                                         -------------    ----------    -------------     ----------
Sales                                      $8,358,000     $8,842,000     $25,880,000     $24,956,000
Operating costs and expenses:
   Cost of sales                            5,633,000      6,075,000      17,842,000      17,812,000
   Selling and administrative               1,932,000      2,082,000       5,838,000       6,445,000
   Restructuring charge                            --             --         194,000              --
                                           ----------     ----------     -----------      ----------
Operating profit                              793,000        685,000       2,006,000         699,000


Interest income                                53,000          4,000         121,000          20,000
Interest expense                             (184,000)      (187,000)       (557,000)       (528,000)
                                           ----------     ----------     -----------      ----------
Income from continuing operations
   before provision for income taxes          662,000        502,000       1,570,000         191,000

Provision for income taxes                    278,000        211,000         659,000          81,000
                                           ----------     ----------     -----------      ----------

Income from continuing operations             384,000        291,000         911,000         110,000

Loss from discontinued operations, net
   of income tax expense of $1,000
   for the three months ended October 1,
   1994 and income tax benefit of
   $107,000 for the nine months ended
   October 1, 1994                                 --        (61,000)             --        (330,000)
                                           ----------     ----------     -----------     -----------
Net income (loss)                          $  384,000     $  230,000     $   911,000       ($220,000)
                                           ==========     ==========     ===========     ===========

Per share data:
Income from continuing operations          $      .09     $      .07     $       .22     $       .03
Loss from discontinued operations                  --           (.01)             --            (.08)
                                           ----------     ----------     -----------     -----------
Net income (loss)                          $      .09     $      .06     $       .22     $      (.05)
                                           ==========     ==========     ===========     ===========
Weighted average number of shares
   and common stock equivalents
   outstanding                              4,119,000      4,120,000       4,119,000       4,120,000
                                           ==========     ==========     ===========     ===========

                            See accompanying notes.

ENVIRITE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(unaudited)

                                                         Nine Months    Nine Months
                                                            Ended          Ended
                                                        September 30,    October 1,
                                                             1995           1994
                                                        --------------  ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Income from continuing operations                        $    911,000   $   110,000
Adjustments to reconcile income from
 continuing operations to net cash
 provided by operating activities:
   Depreciation and amortization                            1,341,000     1,313,000
   Bad debt provision                                          (9,000)       21,000
   Loss (gain) on disposal of fixed assets                      4,000       (21,000)
   Decrease in remediation liability                         (664,000)     (321,000)
   Decrease in deferred income taxes                               --       (26,000)
   (Increase) decrease in accounts receivable                 345,000    (1,624,000)
   Increase in prepaid expenses                               (45,000)     (348,000)
   Increase in other assets                                   (54,000)     (242,000)
   Increase (decrease) in accounts payable                 (1,350,000)    1,357,000
   Increase in income taxes payable                           445,000            --
   (Increase) decrease in waste fees payable                 (375,000)       45,000
   Increase (decrease) in accrued compensation               (203,000)      459,000
   Increase (decrease) in accrued interest                   (208,000)      265,000
   Increase in accrued liabilities                            441,000       375,000
                                                         ------------   -----------
 Net cash provided by continuing operations                   579,000     1,363,000
 Net cash provided by discontinued operations                 855,000     2,053,000
                                                         ------------   -----------
Net cash provided by operating activities                   1,434,000     3,416,000
                                                         ------------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures                                         (586,000)     (788,000)
Discontinued operations                                    (2,004,000)   (1,537,000)
Proceeds from the sale of discontinued operations          19,781,000            --
                                                         ------------   -----------
Net cash provided by (used in) investing activities        17,191,000    (2,325,000)
                                                         ------------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable                                   636,000       823,000
Payments on notes payable                                    (507,000)     (366,000)
Proceeds from long-term debt                                  723,000     2,679,000
Payments on long-term debt                                (18,292,000)   (4,474,000)
Purchase of treasury stock                                         --        (2,000)
                                                         ------------   -----------
Net cash used in financing activities                     (17,440,000)   (1,340,000)
                                                         ------------   -----------
Net increase (decrease) in cash and cash equivalents        1,185,000      (249,000)
Cash and cash equivalents at beginning of period            1,827,000       780,000
                                                         ------------   -----------
Cash and cash equivalents at end of period               $  3,012,000   $   531,000
                                                         ============   ===========

                            See accompanying notes.

                               ENVIRITE CORPORATION
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1995
                                  (unaudited)



1. Basis of Presentation

   The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included.

   Quarterly results of operations are not necessarily indicative of results for the full year. The Consolidated Condensed Financial Statements of Envirite Corporation (the "Company"), which are unaudited and contain condensed disclosures, should be read in conjunction with the audited Financial Statements and related Notes in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994. The consolidated condensed balance sheet at December 31, 1994 contained in this report is derived from the audited Financial Statements.

2. Discontinued Operations

   In December 1994, the Board of Directors of the Company adopted a formal plan to dispose of its landfill operations (the "Municipal Services Group", or "MSG"). The Company plans to sell this business in 1995, except for certain assets which will be written off.

   This segment of the Company's business is being accounted for as discontinued operations and, accordingly, the consolidated financial statements of the Company have been restated to report separately the net assets and operating results of these discontinued operations.

   In April 1995, the Company signed an agreement (the "Sale Agreement") to sell substantially all of the assets of this business. In June 1995, the Company sold its wholly-owned subsidiary, County Environmental Services, Inc., pursuant to the Sale Agreement for net proceeds of $7,406,000. In August 1995, the Company sold certain net assets of the MSG, pursuant to the Sale Agreement for net proceeds of $12,375,000. The sale of the remaining assets of this business, which is subject to regulatory approvals, is expected to be completed by the end of 1995.

3. Long-Term Debt

   The Company has a loan and security agreement with three banks providing for a revolving credit facility for $7,877,000 including cash borrowings at the prime rate plus 2% and letters of credit (the "Revolving Credit Facility"). Collateral includes a first priority security interest in the Company's cash, accounts receivable, certain real property and a second priority interest in certain other real property. In March 1995, the Company agreed to reduce the aggregate amount of the Revolving Credit Facility by the amount of any long-term financing raised in 1995 in excess of $1,000,000 and any letters of credit returned for cancellation. The maturity date of the Revolving Credit Facility is the earlier of 45 days after the sale of the landfill assets or January 1996.

   At September 30, 1995, the Company had no cash borrowings and $4,656,000 of irrevocable letters of credit outstanding under the Revolving Credit Facility.

4. 8% Convertible Subordinated Debentures

   The Company has outstanding $8,000,000 of 8% convertible subordinated debentures due 2006. The debentures were issued at face amount and are convertible into the common stock of the Company at $6.25 per share. The debentures may be redeemed by the Company in whole or in part at any time on or after April 1, 1995. Mandatory annual sinking fund payments of 20% of the principal amount commence April 1, 2002.

5. Remediation Charge for Thomaston Facility

   In March 1990, the U.S. Environmental Protection Agency ("EPA") issued an administrative order to the Company pursuant to the Resource Conservation and Recovery Act of 1976 ("RCRA"), which requires the Company to take corrective action at its Thomaston, Connecticut facility. The order requires the Company to conduct an extensive investigation of areas where hazardous substances are believed to be present at the facility and, if necessary, to develop and implement a plan to clean up the site. The full scope, nature, and extent of the activities required of the Company pursuant to the order are being negotiated with the EPA. At present, the Company estimates that it will incur $3,100,000 of costs through the end of 1999 for the investigation and remediation of the Thomaston site, and during the first quarter of 1990, the Company established a reserve in that amount. There can be no assurance, however, that no additional costs will be incurred for this matter.

6. Restructuring Charge

   The Company incurred a restructuring charge of $194,000 in the first quarter of 1995. This charge is composed of severance charges for staff reductions instituted in the first quarter of 1995 as a result of a restructuring of the Company's waste treatment business.